UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 22, 2021 (October 21, 2021)
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273		51-0263969

(COMMISSION FILE NUMBER)		(IRS EMPLOYER IDENTIFICATION NO.)

6901 Professional Parkway, Suite 200
Sarasota,	Florida	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(941) 556-2601
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	ROP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On October 21, 2021, the Board of Directors of Roper Technologies, Inc. (the “Company”) elected Ms. Irene M. Esteves, age 62, and Mr. Thomas P. Joyce, Jr., age 61, to serve as members of the Company’s Board of Directors, effective as of October 22, 2021. Ms. Esteves and Mr. Joyce will each serve terms that expire at the Company’s 2022 Annual Meeting of Stockholders. Ms. Esteves and Mr. Joyce will both serve on the Audit Committee of the Board effective with their election to the Board of Directors.

Ms. Esteves and Mr. Joyce will receive compensation pursuant to the Company’s standard arrangements for directors as described in its Proxy Statement for the 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2021. On October 22, 2021, Ms. Esteves and Mr. Joyce will each receive an equity award with a grant date fair value of approximately $224,583, representing the pro-rata value of a full year non-employee director award of $385,000. In connection with their respective elections, Ms. Esteves and Mr. Joyce will each enter into the Company’s standard form of indemnification agreement for directors and officers.

A copy of the press release issued by the Company announcing the election of Ms. Esteves and Mr. Joyce is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by the Company dated October 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/S/ John K. Stipancich	Date:	October 22, 2021
John K. Stipancich, Executive Vice President, General Counsel and Corporate Secretary